UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 20, 2015

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

As documented in Item 5.07, the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan (the “Comprehensive Plan”) as Amended and Restated was approved by the shareholders of the Company at the Annual Meeting of Shareholders on May 20, 2015. As stated in the Comprehensive Plan document, 3.25 million additional shares of HMEC’s Common Stock will be available under the Comprehensive Plan. The preceding summary is qualified in its entirety by Exhibit 10.3 below, which is incorporated by reference herein.

Item 5.07: Submission of Matters to a Vote of Security Holders

HMEC’s Annual Meeting of Shareholders was held on May 20, 2015 (the “Annual Meeting”). On the record date of March 24, 2015, there were 41,120,398 shares of the Company’s Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. The final results of the matters submitted to a vote of security holders are shown in the table below.

	Votes	Votes		Broker
	For	Against	Abstentions	Non-Votes

Proposal 1 -
Election of Directors:
Daniel A. Domenech	37,790,482	180,260	4,936	934,860
Mary H. Futrell	36,934,828	1,036,467	4,383	934,860
Stephen J. Hasenmiller	37,960,927	9,906	4,845	934,860
Ronald J. Helow	37,960,357	10,951	4,370	934,860
Beverley J. McClure	37,961,085	10,248	4,345	934,860
Gabriel L. Shaheen	37,954,498	15,433	5,747	934,860
Robert Stricker	37,955,830	15,501	4,347	934,860
Steven O. Swyers	37,812,646	158,686	4,346	934,860
Marita Zuraitis	37,958,698	12,597	4,383	934,860

Proposal 2 -
Approval of the Horace Mann Educators Corporation 2010 Comprehensive Executive Compensation Plan as amended and restated	34,692,139	3,269,899	13,640	934,860

Proposal 3 -
Approval of the advisory resolution to approve Named Executive Officers’ compensation	36,940,534	1,025,573	9,571	934,860

Proposal 4 -
Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s auditors for the year ending December 31, 2015.	37,833,489	1,070,125	6,924	Not Applicable

Item 9.01: Financial Statements and Exhibits

(d)          Exhibits. Management contracts and compensatory plans are indicated by an asterisk (*).

10.3*	HMEC 2010 Comprehensive Executive Compensation Plan As Amended and Restated, incorporated by reference to Exhibit 1 (beginning on page E-1) to HMEC’s Proxy Statement, filed with the SEC on April 8, 2015.

10.3(a)*	[Reserved]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
Name: Bret A. Conklin
Title: Senior Vice President & Controller
(Principal Accounting Officer)

Date: May 22, 2015

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